Exhibit 10.26

GAMESTOP CORP.

EXECUTIVE LIFE INSURANCE PLAN

GameStop Corp., a Delaware corporation (“Corporation”) hereby adopts the GameStop Corp. Executive Life Insurance Plan (the “Plan”) for the benefit of certain key executives of the Corporation and its subsidiaries.

The purpose of this plan is for the Corporation to assist the key executives in establishing a life insurance program.

The respective rights and duties of the Corporation and the key executives who are selected for participation in the Plan are set forth in the following provisions of the Plan.

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I.    EFFECTIVE DATE

The effective date of the plan is November 1, 2012.

II.    DEFINITIONS

The following terms used throughout this Plan document shall have the meaning set forth below unless the context clearly requires a different meaning.

“Base Compensation” means an Insured Participant’s base salary exclusive of any other types of compensation including but not limited to bonus compensation and equity compensation. For purposes of determining the amount of an Insured Participant’s Death Benefit, “Base Compensation” shall be determined at the time such Insured Participant first commences participation in the Plan and, for avoidance of doubt, shall not be adjusted at any time in the future.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” means GameStop Corp., a Delaware corporation, or any successor in interest.

“Death Benefit” means an amount equal to two (2) times the Base Compensation of an Insured Participant.

“Insured Participant” means a key executive of the Corporation or of any subsidiary of the Corporation who has been selected for and consented to participation in the Plan in accordance with Article III below.

“Insurer” means the insurance company of a Policy.

“Normal Retirement Age” means an Insured Participant's attaining age 65.

“Plan” means the GameStop Corp. Executive Life Insurance Plan set forth herein, as the same may be amended from time to time.

“Policy” means the life insurance policy purchased by the Corporation on the life of an Insured Participant.

“Vested Insured Participant” means an Insured Participant who has become vested in his/her benefits under the Plan pursuant to Article VIII.

III.    ELIGIBILITY

The Corporation in its sole and absolute discretion shall designate the key executives of the Corporation or any subsidiary of the Corporation who are eligible to participate

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in the Plan. Each such key executive designated by the Corporation shall be required to consent to his/her participation in the Plan and coverage under the Policy. Such consent shall be made in a form and manner which satisfies the requirements of Section 101(j) of the Code. It is intended that participation in the Plan shall be limited to a “select group of management or highly compensated employees” for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

IV.    POLICY TITLE AND OWNERSHIP

Title and ownership of the Policy shall reside exclusively in the Corporation for its use in accordance with this Plan. The Corporation may, to the extent of it’s interest, exercise the right to borrow or withdraw upon the policy cash values. An Insured Participant shall have no title or ownership rights in the Policy. For avoidance of doubt, an Insured Participant shall not have the right to access the cash surrender value under the Policy at any time.

V.    BENEFICIARY DESIGNATION RIGHTS

Each Insured Participant (or his/her assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his/her share of the proceeds payable on such Insured Participant’s death, but subject to any right or interest the Corporation may have in such proceeds as provided in this plan. If at the time of an Insured Participant’s death no valid beneficiary designation form is on file for the Insured Participant, then the Insured Participant’s beneficiary will be his/her surviving spouse if married (or the representative of his/her estate if not married).

VI.    PREMIUM PAYMENT METHOD

Premiums on the Policy shall be paid annually as of the date of issue and upon each subsequent premium due date. The Corporation shall pay the entire premium on the Policy. The amount of the current life insurance protection on the life of an Insured Participant for each taxable year (or portion thereof) shall be included in such Insured Participant’s taxable income for such taxable year. The amount of such current life insurance protection shall be determined in accordance with Treasury Regulation Section 1.61-22(d).

VII.     PREMIUM WAIVER

If the Policy contains a premium waiver provision, any premium waived shall be considered for all purposes of this Plan as having been paid by the Corporation.

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VIII.     VESTING

An Insured Participant shall become “vested” in his/her rights under the Plan and become a “Vested Insured Participant” upon the first to occur of the following events:

1.	The Insured Participant’s tenth (10th) anniversary of continuous participation in the Plan.

2.	The Insured Participant’s retirement from the Corporation and its subsidiaries on or after attaining his/her Normal Retirement Age.

3.    The Insured Participant’s death.

If an Insured Participant terminates employment with the Corporation and its subsidiaries before becoming a Vested Insured Participant, then the Insured Participant’s participation in the Plan shall immediately terminate and he/she shall have no further rights or benefits under the Plan.

IX.    ROLLOUT OF POLICY PRIOR TO DEATH

A.
If a Vested Insured Participant terminates employment with the Corporation and its subsidiaries (other than due to death) before attaining his/her Normal Retirement Age, then the Vested Insured Participant (or his/her assignee) shall have a 60 day option to receive from the Corporation an absolute assignment of the Policy.

If the Vested Insured Participant exercises such option within the prescribed 60 day period, the Corporation first shall withdraw from the Policy an amount equal to the greater of (i) the cash value of the Policy on the life the Vested Insured Participant at the time of assignment or (ii) the amount of the premiums which have been paid by the Corporation, and then shall assign all remaining rights under the Policy to the Vested Insured Participant.

If the Vested Insured Participant (or his/her assignee) fails to exercise such option within the prescribed 60 day period, the Policy will be surrendered to the Insurer and the Corporation shall retain all proceeds. The Insured Participant’s participation in the Plan shall immediately terminate and he/she shall have no further rights or benefits under the Plan.

B.
If a Vested Insured Participant terminates employment with the Corporation and its subsidiaries (other than due to death) after attaining Normal Retirement Age, the Corporation shall continue to pay premiums on the Policy through the tenth (10th) anniversary of the Vested Insured Participant’s commencement of participation in the Plan.

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Upon the tenth (10th) anniversary of the Vested Insured Participant’s commencement of participation under the Plan, the Vested Insured Participant (or his/her assignee) shall have a 60-day option to receive from the Corporation an absolute assignment of the Policy.

If the Vested Insured Participant exercises such option within the prescribed 60 day period, the Corporation first shall withdraw from the Policy an amount equal to the greater of (i) the cash value of the Policy on the life the Vested Insured Participant at the time of assignment or (ii) the amount of the premiums which have been paid by the Corporation, and then shall assign all remaining rights under the Policy to the Vested Insured Participant.

If the Vested Insured Participant (or his/her assignee) fails to exercise such option within the prescribed 60 day period, the Policy will be surrendered to the Insurer and the Corporation shall retain all proceeds. The Insured Participant’s participation in the Plan shall immediately terminate and he/she shall have no further rights or benefits under the Plan.

X.    DIVISION OF DEATH PROCEEDS OF POLICY

Upon the death of an Insured Participant prior to the rollout of the Policy as set forth under Article IX above, the Insured Participant’s (or his/her assignee’s) beneficiary(s), designated in accordance with Article V above, shall be entitled to the Death Benefit. The Corporation shall be entitled to all remaining amounts payable under the Policy.

XI.    INSURED PARTICIPANT OR ASSIGNEE'S ASSIGNMENT RIGHTS

Insured Participant (or his/her assignee) may, at any time, assign to any individual, trust or other organization all right, title and interest in the Policy and all rights, options, privileges and duties created under this Plan.

XII.    PLAN BINDING UPON INSURED PARTICIPANTS

This Plan shall bind the Insured Participant and the Corporation, their heirs, successors, personal representatives and assigns.

XIII.     NAMED FIDUCIARY AND PLAN ADMINISTRATOR

The Corporation is hereby designated as Named Fiduciary and Plan Administrator. The Named Fiduciary and Plan Administrator shall be responsible for the management, control and administration of the Plan as established herein. The Named Fiduciary and Plan Administrator may allocate to others certain aspects of the

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management and operation responsibilities of the plan, including the employment of advisers and the delegation of any ministerial duty to qualified individuals.

XIV.     FUNDING

The funding policy for the Plan shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.     AMENDMENT AND TERMINATION

Notwithstanding any provision in this Plan to the contrary, the Corporation reserves the right to amend, modify, or terminate the Plan, in whole or in part, at any time and from time to time by a written instrument executed by the Corporation; provided, however, that no such amendment, modification or termination may adversely affect the rights of any Insured Participant or beneficiary to any benefit previously earned under the Plan.

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XVI.     CLAIMS PROCEDURE

The Corporation will generally determine Insured Participants’ and beneficiaries’ rights to payment under the Plan, will cause payments that are due to be made under the Plan to any Insured Participant or beneficiary to be made to the right person at the right time, and will determine all other matters under the Plan without Insured Participants’ or beneficiaries’ having to apply for any determination or payment. However, any claimant may make an application for Plan benefits, and should a claimant make such an application, then the Corporation will determine the claimant's rights to Plan benefits.

If the Corporation wholly or partially denies a claim for benefits, the Corporation will provide the claimant with a notice of the denial that sets forth the specific reason(s) for the denial, specific references to the Plan provisions on which the denial is based, a description of any additional material or information that may be needed to perfect the claim, and information as to the steps to be taken if the claimant wishes to appeal the denial. The notice of denial will be given within a reasonable time, but not later than 90 days after the claim is filed, under special circumstances require an extension of time for processing the claim. If an extension of time is required, written notice will be furnished to the claimant within 90 days of the date the claim was filed, stating the special circumstances requiring the extension and the date by which a decision on the claim can be expected, which date will be no more than 180 days from the date the claim was filed. If no notice of denial is provided by the deadline for providing the notice, then the claim will be deemed to have been denied and the claimant may appeal the denial.

A claimant may appeal a denied claim to the Corporation, with or without the aid of an attorney or other representative, and, in connection with the appeal, may review pertinent documents and submit issues and comments in writing. Any appeal must be made within 60 days of the date the claimant receives notification of the denied claim or, in the case of the claimed existence of new evidence that the claimant wishes to bring to the Corporation’s attention that both (i) was unknown to and not reasonably discoverable by the claimant before the time the initial claim or an earlier appeal of the initial claim was denied and (ii) bears significantly on the merits of the claim, within 60 days of the date of the claimant's discovery of such new evidence. If a claimant bases an appeal in whole or in part on the existence of new evidence, the Corporation may in its discretion require that the claimant make a new claim for benefits.

On receipt of an appeal from a decision of the Corporation, the Corporation will, within a reasonable time, but not later than 60 days after receiving the appeal, unless special circumstances require an extension of time for processing the appeal, provide written notification of its decision to the claimant, stating the specific reasons and

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referencing specific Plan provisions on which its decision is based. If an extension is required, the Corporation will notify the claimant of the special circumstances and of a date no later than 120 days after the date the appeal was made when the Corporation will notify the claimant of its decision.

XVII.     INSURANCE COMPANY NOT A PARTY TO PLAN

The Insurer issuing the Policy is not a party to this Plan but will respect the rights of the parties as herein developed upon receiving an executed copy of this Plan. Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge the Insurer for any and all liability.

XVIII. EFFECT OF INSURED PARTICIPANT'S SUICIDE

In the event Insured Participant’s death occurs within two (2) years of the effective date of this Plan and Insured Participant’s death is determined to have been caused by self-inflicted suicide, then in such event, no death benefits, of whatever nature, shall be payable to Insured Participant’s (or his/her assignee’s) beneficiary(s).

XIX.     SECTION 409A OF THE CODE

Notwithstanding any provision in this Plan to the contrary, the Plan shall be interpreted and administered in a manner such that any amount or benefit payable hereunder shall be paid or provided in a manner that is exempt from or in compliance with the requirements Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (“Section 409A”). For purposes of Section 409A and qualifying for exemptions thereunder, amount due shall be treated as a separate payment, and the right to a series of installments shall be treated as a right to a series of separate payments. If any payments and benefits under this Plan constitute non-exempt “deferred compensation" for purposes of Section 409A, the payment of, and other administration related to, such amounts and benefits shall comply with Section 409A. Any reference to “termination of employment” or similar terms shall be deemed to have the meaning ascribed to the term, “separation from service” pursuant to Section 409A (without giving effect to any elective provisions that may be available under such definition).

XX.    CONTROLLING STATE LAW

This Plan shall be subject to and construed under the laws of the State of Texas.

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IN WITNESS WHEREOF, this Plan has been executed on this 15th day of October, 2012, but effective as of the date set forth herein.

GAMESTOP CORP.

/s/ Carol J. Boss

BY: Carol J. Boss

TITLE: VP, HR Operations

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{To be mailed within 60 days of adoption of the plan}

{INSERT DATE}

Top Hat Plan Exemption
Employee Benefits Security Administration
Room N-1513
U.S. Department of Labor
200 Constitution Avenue NW
Washington, DC 20210

Re:    Notice of Adoption of the GameStop Corp. Executive Life Insurance Plan

Dear Sir/Madam:

Pursuant to Department of Labor Regulation §2520.104-23, please note the following information with respect to a plan of deferred compensation.

1.    Name and address of employer:

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

2.    Federal Employer Identification Number: 20-2733559

3.	The Employer has adopted a plan of deferred compensation primarily for the purpose of providing deferred compensation to certain highly compensated employees of the employer.

4.    There are approximately 45 individuals eligible for the plan.

Sincerely,

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